                                                                 Exhibit 99.2(a)

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                            ASSET PURCHASE AGREEMENT

                                    between:

                         ALLIANCE PHARMACEUTICAL CORP.,
                             a New York corporation;

                                       and

                        INHALE THERAPEUTIC SYSTEMS, INC.,
                             a Delaware corporation

                          ----------------------------

                           Dated as of October 4, 1999

                          ----------------------------





















* INDICATES CONFIDENTIAL INFORMATION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                                PAGE
1.       PURCHASE AND SALE OF ASSETS; RELATED AGREEMENTS..........................................................1

         1.1      ASSETS TO BE TRANSFERRED........................................................................1

         1.2      CERTAIN EMPLOYEES OF SELLER.....................................................................2

         1.3      PERFLUBRON DATA AND ANALYTICAL METHODOLOGY......................................................3

         1.4      LIABILITIES NOT TO BE ASSUMED...................................................................3

         1.5      PURCHASE PRICE; CASH PAYMENTS...................................................................3

         1.6      MILESTONE PAYMENTS..............................................................................5

         1.7      ROYALTY PAYMENTS................................................................................6

         1.8      CONTINGENT PAYMENT IN THE EVENT OF THE SALE OF PURCHASED
                  PROPRIETARY ASSETS..............................................................................7

         1.9      PRODUCT DEVELOPMENT RIGHTS AGREEMENT............................................................8

         1.10     LICENSE AGREEMENTS..............................................................................8

         1.11     ESCROW AGREEMENT................................................................................8

         1.12     SECURITY AGREEMENT..............................................................................8

         1.13     CLOSING.........................................................................................8

         1.14     NOTICE TO ALLIANCE; REQUEST BY ALLIANCE.........................................................9

2.       REPRESENTATIONS AND WARRANTIES OF SELLER.................................................................9

         2.1      DUE ORGANIZATION................................................................................9

         2.2      TITLE TO PURCHASED ASSETS......................................................................10

         2.3      PROPRIETARY ASSETS.............................................................................10

         1.4      PROCEEDINGS; ORDERS............................................................................11

         1.5      AUTHORITY; BINDING NATURE OF AGREEMENTS........................................................11

         1.6      NON-CONTRAVENTION; CONSENTS....................................................................12

         1.7      BROKERS........................................................................................12

         1.8      SOLVENCY.......................................................................................12

         1.9      FULL DISCLOSURE................................................................................13

         1.10     NO DEBARMENT...................................................................................13

         1.11     DISCLAIMER OF WARRANTIES.......................................................................13

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.............................................................14

         3.2      AUTHORITY; BINDING NATURE OF AGREEMENT.........................................................14

         3.3      NON-CONTRAVENTION; CONSENTS....................................................................14



                                                                                                                PAGE
         3.4      PROCEEDINGS; ORDERS............................................................................15

         3.5      BROKERS........................................................................................15

         3.6      SOLVENCY.......................................................................................15

4.       ADDITIONAL COVENANTS OF THE PARTIES.....................................................................16

         4.1      FURTHER ASSURANCES.............................................................................16

         4.2      SOLICITATION OF EMPLOYEES......................................................................16

5.       PRE-CLOSING COVENANTS OF SELLER.........................................................................16

         5.1      ACCESS AND INVESTIGATION.......................................................................16

         5.2      OPERATION OF BUSINESS..........................................................................17

         5.3      FILINGS AND CONSENTS...........................................................................17

         5.4      NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE...................................................18

         5.5      NO NEGOTIATION.................................................................................18

         5.6      BEST EFFORTS...................................................................................18

         5.7      CONFIDENTIALITY................................................................................18

6.       PRE-CLOSING COVENANTS OF PURCHASER......................................................................19

         6.1      BEST EFFORTS...................................................................................19

         6.2      EMPLOYMENT OFFERS..............................................................................19

         6.3      FILINGS AND CONSENTS...........................................................................19

         6.4      CONFIDENTIALITY................................................................................19

7.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE.................................................19

         7.1      ACCURACY OF REPRESENTATIONS....................................................................20

         7.2      PERFORMANCE OF OBLIGATIONS.....................................................................20

         7.3      CONSENTS.......................................................................................20

         7.4      OPINION LETTER.................................................................................20

         7.5      NO PROCEEDINGS.................................................................................20

         7.6      NO MATERIAL ADVERSE CHANGE.....................................................................20

8.       CONDITIONS PRECEDENT  TO SELLER'S OBLIGATION TO CLOSE...................................................21

         8.1      ACCURACY OF REPRESENTATIONS....................................................................21

         8.2      PURCHASER'S PERFORMANCE........................................................................21

         8.3      CONSENTS.......................................................................................21

         8.4      OPINION LETTER.................................................................................21



                                       ii.


                                                                                                                PAGE
         8.5      NO PROCEEDINGS.................................................................................22

9.       INDEMNIFICATION, ETC....................................................................................22

         9.1      SURVIVAL OF REPRESENTATIONS....................................................................22

         9.2      INDEMNIFICATION BY SELLER......................................................................22

         9.3      INDEMNIFICATION BY PURCHASER...................................................................23

         9.4      KNOWLEDGE OF BREACH............................................................................23

         9.5      INDEMNIFICATION PROCEDURES; DEFENSE OF THIRD PARTY CLAIMS......................................23

         9.6      EXCLUDED AGREEMENTS............................................................................24

         9.7      CEILING ON DAMAGES.............................................................................25

         9.8      EXCLUSIVITY OF INDEMNIFICATION REMEDIES........................................................25

10.      POST-CLOSING COVENANTS..................................................................................25

         10.1     TECHNOLOGY TRANSFER............................................................................25

         10.2     TECHNICAL SUPPORT FROM SELLER..................................................................26

         10.3     TECHNICAL SUPPORT FROM PURCHASER...............................................................26

         10.4     SELLER'S AUDIT RIGHTS..........................................................................27

         10.5     OPTION TO LEASE................................................................................27

         10.6     SUPPLY OF PERFLUBRON...........................................................................28

11.      CONFIDENTIALITY.........................................................................................29

         11.1     CONFIDENTIAL INFORMATION.......................................................................29

         11.2     PERFLUBRON DATA................................................................................29

         11.3     PERMITTED DISCLOSURES..........................................................................30

12.      MISCELLANEOUS PROVISIONS................................................................................30

         12.1     CLOSING DATE; HART-SCOTT-RODINO................................................................30

         12.2     FURTHER ASSURANCES.............................................................................30

         12.3     PAYMENT OF ALL FEDERAL AND STATE TAXES DUE ON SALE OF PURCHASED
                  ASSETS BY SELLER...............................................................................30

         12.4     FEES AND EXPENSES..............................................................................30

         12.5     NOTICES........................................................................................31

         12.6     PUBLICITY......................................................................................32

         12.7     TIME OF THE ESSENCE............................................................................32

         12.8     HEADINGS.......................................................................................32




                                      iii.


                                                                                                                PAGE
         12.9     COUNTERPARTS...................................................................................32

         12.10    GOVERNING LAW; DISPUTE RESOLUTION..............................................................32

         12.11    SUCCESSORS AND ASSIGNS; ASSIGNMENT.............................................................33

         12.12    WAIVER.........................................................................................34

         12.13    AMENDMENTS.....................................................................................34

         12.14    SEVERABILITY...................................................................................34

         12.15    PARTIES IN INTEREST............................................................................34

         12.16    INDEPENDENT CONTRACTORS........................................................................34

         12.17    ENTIRE AGREEMENT...............................................................................35

         12.18    CONSTRUCTION...................................................................................36







                                      iv.

                            ASSET PURCHASE AGREEMENT


                  THIS ASSET PURCHASE AGREEMENT is entered into as of October 4, 1999 (the "Effective Date"), by and between: ALLIANCE PHARMACEUTICAL CORP., a New York corporation ("Seller"), and INHALE THERAPEUTIC SYSTEMS, INC., a Delaware corporation ("Purchaser").

                                    RECITALS

     A. Seller is engaged and has been engaged in the development of its PulmoSpheres-Registered Trademark- Technology and owns certain intellectual property rights and other assets associated with the PulmoSpheres-Registered Trademark- Technology. Certain capitalized terms used in this Agreement are defined in Exhibit A.

     B. Seller and Purchaser have entered into a Nondisclosure Agreement dated April 18, 1999 and a Confidential Information Disclosure Agreement dated May 10, 1999, as amended and restated on May 10, 1999, pursuant to which they discussed the terms under which Purchaser might acquire certain assets from Seller.

     C. Seller wishes to sell to Purchaser, and Purchaser wishes to acquire from Seller, the Purchased Assets on the terms set forth in this Agreement. Concurrent with the purchase and sale of the Purchased Assets, Purchaser and Seller will also execute certain ancillary agreements specified herein, including without limitation the License Agreements attached hereto as Exhibits B and C.

                                    AGREEMENT

Purchaser and Seller, intending to be legally bound, agree as follows:

1. PURCHASE AND SALE OF ASSETS; RELATED AGREEMENTS

     1.1 ASSETS TO BE TRANSFERRED. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, convey, assign, grant and deliver to Purchaser, and Purchaser shall purchase, acquire and receive, the following properties, rights, claims and assets used in connection with the PulmoSpheres-Registered Trademark- Technology:

          (a) PATENT RIGHTS; OTHER INTELLECTUAL PROPERTY. All of the invention disclosures, patent applications, patents (collectively, the "Assigned Patent Rights") and other Proprietary Assets listed in Part 1.1(a) of the Disclosure Schedule, including without limitation the trademark "PulmoSpheres-Registered Trademark-" (the "Purchased Proprietary Assets").

          (b) EQUIPMENT. Certain equipment in its "as is" condition owned by Seller and used by it in the development of PulmoSpheres-Registered Trademark- Technology or the manufacture and testing of particles manufactured using such PulmoSpheres-Registered Trademark- Technology, together with related assets owned by Seller, which equipment and assets, as well as any defects thereof known to Seller, are identified on Part 1.1(b) of the Disclosure Schedule (the "Equipment").

                                       1.

          (c) SUPPLIES AND MATERIALS. All research supplies and materials and related assets used in connection with the PulmoSpheres-Registered Trademark-Technology (other than the Equipment) in "as is" condition, which supplies and materials and related assets, together with any material defects thereof known to Seller are listed on Part 1.1(c) of the Disclosure Schedule (the "Supplies and Materials").

          (d) FILES AND RECORDS. The originals of all laboratory files, batch records and other records listed in Part 1.1(d) of the Disclosure Schedule, as well as copies of portions of laboratory notebooks, in each case relating to the PulmoSpheres-Registered Trademark- Technology in the Inhale Field listed on Part 1.1(d) of the Disclosure Schedule that will be placed in escrow pursuant to Section 1.11 (the "Files and Records"). Seller shall not itself retain copies (unless otherwise required by the applicable governmental laws, rules and regulations) of such files and records other than for portions of the laboratory notebooks, but if Seller requires access thereto to comply with regulatory requirements for its products, it shall so notify Purchaser and Purchaser shall provide Seller such access on a reasonable basis during normal business hours as the parties shall mutually agree.

          (e) KNOW-HOW. All Know-How of Seller directly related to the development or use of the PulmoSpheres-Registered Trademark- Technology in the Inhale Field including that known to the Employees referred to in Section
1.2 or conveyed in the Files and Records. Purchaser may obtain access to other know-how owned or controlled by Seller pursuant to the license under Licensed Know-How provided in the License Agreement attached hereto as Exhibit B.

All of the foregoing assets are hereinafter collectively referred to as the "Purchased Assets."

All other assets of Seller including, without limitation, other proprietary rights of Seller, equipment and other tangible and intangible personal property, remain the property of Seller and are not subject to this Agreement. The parties agree that the segregation of assets, including without limitation, proprietary software, data, databases, and other proprietary or otherwise confidential information, shall be the responsibility of Seller.

     1.2 CERTAIN EMPLOYEES OF SELLER. Prior to the Effective Date, in connection with Purchaser's acquisition of the Purchased Assets pursuant to this Agreement, Purchaser has extended conditional employment offers to the employees of Seller set forth on Exhibit D (the "Employees") for employment commencing on or after the Closing. The parties shall cooperate to achieve a smooth transition for any such Employees actually hired by Purchaser. Seller shall not take action to terminate the employment of such Employees (other than for cause) until the Closing, and shall use reasonable efforts to retain such Employees prior to any transfer thereof to Purchaser.

     1.3 PERFLUBRON DATA AND ANALYTICAL METHODOLOGY. If Purchaser, within the twelve (12) month period following the Closing Date so requests, Seller shall promptly place into an escrow account under the terms of the Escrow Agreement to be entered into between the parties pursuant to Section 1.11, a copy of all of Seller's preclinical toxicology and safety studies and human safety studies directly related to or necessary for the use or development of the PulmoSpheres-Registered Trademark- Technology in the Inhale Field, and in particular the use of Perflubron to the extent such information exists as of the Effective Date. Purchaser may request from time to time

                                       2.

that Seller provide additional data owned or controlled by Seller as of the Closing Date directly related to or necessary for the use or development of the PulmoSpheres-Registered Trademark- Technology in the Inhale Field, and in particular the use of Perflubron, and if Seller then owns or controls any such data and is then able to disclose such information without breaching any obligation of confidentiality to a Third Party, then Seller shall place such additional data into escrow along with the foregoing toxicology and safety data. Purchaser shall bear all expenses of establishing and maintaining any escrow account established pursuant to this Section 1.3. Purchaser and any corporate partner with which Purchaser develops Products shall have a right of reference to Seller's regulatory filings for products using or incorporating PulmoSpheres-Registered Trademark- Technology as necessary or useful in connection with the development of Products. Additionally, Seller shall provide to Purchaser information regarding analytical testing methodology for Perflubron sufficient to enable Purchaser to perform the testing contemplated in Section 10.6.

     1.4 LIABILITIES NOT TO BE ASSUMED. Purchaser is not assuming any Liabilities or Contracts of Seller and all such Liabilities and Contracts shall be and remain the responsibility of Seller.

     1.5  PURCHASE PRICE; CASH PAYMENTS.

          (a) The purchase price for the Purchased Assets is $20,000,000, plus any future payments for which Purchaser may become obligated under Sections 1.6,
1.7 or 1.8. In addition, as further consideration for the Purchased Assets, Purchaser is granting to Seller the right to designate future products for development and license as set forth in the Product Development Rights Agreement referred to in Section 1.9. Such $20,000,000 shall be paid in cash and stock as follows:

               (i) At the Closing (as defined in Section 1.13), Purchaser will pay Seller (by wire transfer) the amount of $10,000,000 in partial consideration for the purchase of the Purchased Assets.

               (ii) On the first anniversary of the Closing, or earlier as provided in this Section 1.5(a)(ii), Purchaser will pay Seller (by wire transfer) an additional $5,000,000. If Purchaser or its Affiliates effects the sale and issuance of equity securities (including for this purpose debt securities which are convertible into capital stock of Purchaser) prior to the first anniversary of the Closing, other than an "Exempt Transaction," Purchaser shall pay Seller (by wire transfer within thirty (30) days after Purchaser receives the proceeds of such financing but not earlier than the Closing hereunder) one-half of the net proceeds of any such financing, up to an aggregate payment of $5,000,000. Any amount paid to Seller as a result of such a financing shall be credited against the $5,000,000 otherwise due on the first anniversary of the Closing. For purposes of this Section 1.5(a)(ii), an "Exempt Transaction" shall be any issuance of equity securities by Purchaser A) pursuant to an employee equity plan; B) in conjunction with the purchase of the stock or assets of another company or for any other non-cash consideration; or C) to a corporate investor who has established or is establishing a product development, licensing or manufacturing relationship with Purchaser, but any portion of the consideration received by Purchaser for the purchase of such equity securities that exceeds one hundred twenty five percent (125%) of the fair market value thereof on the date of the transaction shall be an Exempt Transaction only if such excess amount can be reasonably demonstrated by Purchaser to be paid



                                       3.

as funding for such research and development efforts, to reimburse patent costs, or to purchase equipment or materials for development or commercialization of products.

               (iii) Concurrent with the cash payment to Seller pursuant to clause (a)(ii) of this Section 1.5, Purchaser shall issue to Seller a number of shares of Purchaser's unregistered common stock equal to the quotient of $5,000,000 divided by the average closing price for Purchaser's common stock quoted on the Nasdaq National Market for the fifteen (15) trading days preceding the date of issuance. The issuance of Purchaser's common stock shall be accomplished through a Common Stock Purchase Agreement entered into between Purchaser and Seller on or before the Closing Date having customary purchaser representations regarding accredited status and non-distributive intent. Purchaser shall cause the common stock issued to Seller to be freely tradeable on the first anniversary of the Closing Date.



          (b) Promptly following the Effective Date, Purchaser and Seller shall in good faith determine the appropriate allocation of the Purchase Price among the Purchased Assets which shall be attached hereto as Exhibit E. The allocation prescribed by such exhibit shall be conclusive and binding upon Seller and Purchaser for all purposes, and Seller and Purchaser shall not file any Tax Return or other document with, or make any statement or declaration to, any Governmental Body that is inconsistent with such allocation; PROVIDED, HOWEVER that if the U.S. Securities and Exchange Commission ("SEC") disagrees with such allocation, then Purchaser may alter such allocation to conform with SEC requirements.

          (c) Seller shall bear and pay, and shall reimburse the Purchaser and Purchaser's affiliates for, any sales taxes or use taxes that may become payable in connection with the sale of the Purchased Assets to the Purchaser, but shall not be responsible for transfer taxes, recording fees or other fees and expenses.

     1.6 MILESTONE PAYMENTS. From time to time following the Closing, it is anticipated that Purchaser may receive cash payments (other than royalties based on sales) from unaffiliated third parties with whom Purchaser has granted licenses or entered into agreements with respect to the development and/or commercialization of Products ("Partners"). With respect to each such Product, Purchaser shall be obligated to pay to Seller a portion of such payments, as described in Section 1.6(a), with a further contingent payment as described in
Section 1.6(b); provided, that it is understood and agreed that Purchaser shall not be responsible for making any of the payments pursuant to this Section 1.6 for products developed by Purchaser on behalf of Seller pursuant to the Product Development Rights Agreement. Any payment made under this Section 1.6 shall be nonrefundable in the event that a patent claim which was the basis for such payment later ceases to exist in the course of patent prosecution or litigation.

          (a) Subject to Section 1.6(b), Purchaser shall pay Seller (by wire transfer) ******** of any payments (other than royalties based on sales) received from any Partner of a Product, within thirty (30) days following such receipt by Purchaser. No amounts shall be due under this Section 1.6(a) by reason of Purchaser's receipt of payments in connection with (i) the issuance of equity securities by Purchaser to Partners, provided that payments shall be due to Seller pursuant to this Section 1.6(a) with respect to any amount received in consideration for



                                       4.

equity securities that exceeds one hundred twenty five percent (125%) of the fair market value on the date of the transaction so long as such amount is not paid as funding for such research and development efforts, to reimburse patent costs or to purchase equipment or materials for development or commercialization of products; (ii) as funding for research or development work performed by Purchaser on Purchaser's customary terms (such as FTE rate-based support); (iii) loans to Purchaser (except to the extent that any loan is forgiven, unless the forgiven amount is less than or equal to the aggregate of Purchaser's costs of conducting research and development activities, patent costs, or equipment costs incurred in connection with work conducted by Purchaser on behalf of the Person making such loan, less any amounts directly paid or reimbursed by such Person to Purchaser for such costs; (iv) reimbursement for patent costs; (v) reimbursement for the purchase of equipment); (vi) pre-paid royalties; or (vii) upfront license or signing fees, to the extent such fees are paid to reimburse or compensate Purchaser for Purchaser's investment in development of products for such Person (e.g., for formulation work or pre-clinical or clinical studies of products conducted by or on behalf of Purchaser).

               (i) Subject to Section 1.6(b), if Purchaser or a Partner commences Phase III Clinical Trials of a Product, and Seller has not already received $********* of payments with respect to such Product pursuant to Section 1.6(a), then Purchaser shall pay Seller an amount (by wire transfer) sufficient to cause Seller to have received an aggregate of $********* with respect to such Product pursuant to all clauses of this Section 1.6 according to one of the following payment schedules. Purchaser shall make such payment within thirty
(30) days after the dosing of the first patient in a Phase III Clinical Trial for a Product.

          (b) In no event shall (i) Purchaser be obligated to pay Seller more than $********* pursuant to this Section 1.6 with respect to any one Product, or
(ii) the aggregate payments from Purchaser to Seller pursuant to this Section
1.6 exceed $**********.

     1.7 ROYALTY PAYMENTS. In addition to payments made by Purchaser under Sections 1.5 and 1.6, Purchaser shall pay Seller (i) a portion of the Net Royalties as set forth in Section 1.7(a) and (ii) a royalty on Net Sales by Purchaser or its Affiliates as set forth in Section 1.7(b), as the case may be, from the sale of the ***** **** *** ******* commercially launched on a nationwide basis in a Major Country, but in each case subject to the buy-out options set forth in Section 1.7(c). For purposes of this Agreement, if Purchaser elects to receive income or revenue on the manufacture of Products for a Partner in lieu of, or in addition to, royalties and such income constitutes "Special Manufacturing Income," such Special Manufacturing Income shall be included within Net Royalties for purposes of this Section 1.7. Purchaser shall not owe Seller any amounts under this Section 1.7 as a result of the manufacture of any particular Product prior to the first commercial sale of such Product.

          (a) Purchaser shall pay Seller (by wire transfer), as and when received by Purchaser or it Affiliates from a Partner, an amount equal to (i) *** ******* ***** of the Net Royalties from the sale of each Product, with respect to royalties up to and not exceeding the first *** ******* **** of the Net Sales of such Product, and (ii) ****** ******* ***** of the Net Royalties from the sale of each Product, with respect to such royalties in excess of *** ******* **** and less than or equal to ****** ******* ***** of the Net Sales of such Product. Seller shall not participate in incremental royalties received by Purchaser above ****** ****** ***** of the Net Sales of such Product. The average royalty rate realized by Purchaser for this purpose



                                       5.

shall be determined on a blended, worldwide basis for each Product and shall be determined on a calendar year basis. By way of example, if Purchaser receives Net Royalties of $******** from worldwide Product Net Sales of $********** in a calendar year, Purchaser's average royalty rate would be ***** ******* ***, and Purchaser would owe Seller **** *** *** **** ******* ******* of the royalties received by Purchaser with respect to such sales in such calendar year, or ***** ** ** ** ************ * **** ** ** ** *************, or $*******.

          (b) Purchaser shall pay Seller a royalty equal to *** *** ********* ******* ****** of Net Sales of Products sold directly by Purchaser or its Affiliates (but not by Partners). Purchaser shall make royalty payments to Seller (by wire transfer) within thirty (30) days after the end of each calendar quarter in which Net Sales occurred.

          (c) Within thirty (30) days following the first acceptance of the first NDA for a Product by the FDA in a Major Country, Purchaser may make a payment of $********* to Seller, which shall terminate any further payment obligation by Purchaser to Seller under Sections 1.7(a) and 1.7(b) with respect to such Product. If under Purchaser's financial accounting procedures then in effect, Purchaser would not be able to amortize such payment over the anticipated life of the Product, Purchaser may instead make such payment by means of four (4) equal quarterly installments with the first payment due within thirty (30) days following the acceptance of the NDA in such country.

          (d) In no event shall Purchaser be obligated to make payments to Seller under this Section 1.7 with respect to more than ****** Products, except as provided in Section 1.7(f).

          (e) Purchaser shall deliver or cause to be delivered to Seller, a report summarizing the Net Sales of Products on a country-by-country basis and such other relevant information reasonably requested by Seller within sixty (60) days following the end of each calendar quarter for which royalties are due or paid pursuant to this Section 1.7.

          (f) Notwithstanding the foregoing provisions of this Section 1.7, the following modifications to Purchaser's obligations hereunder will apply in the event the a Product is not covered by a Valid Claim: If a Product is not covered by a Valid Claim in the country in which it is sold, then the royalty rate provided in Section 1.7(b) with respect to sales of such Product in such country shall be reduced to *********** ** *** ******* ******. If a Product is not covered by a Valid Claim anywhere in the world at the time Inhale exercises its rights with respect to such Product pursuant to Section 1.7(c), then the amount due to Seller pursuant to Section 1.7(c) with respect to such Product shall be reduced to $*** *******; provided, however, that for each Product for which Purchaser makes a payment pursuant to Section 1.7(c) equal to $*** ******* rather than $* *******, then the number of Products upon which payments shall be due to Seller pursuant to this Section 1.7 shall be increased by *** *** ******** *******. In no event shall Purchaser owe Seller any amounts pursuant to this Section 1.7 with respect to more than **** *** *****, or amounts in excess of $******* to buy out entirely Purchaser's royalty sharing obligations to Seller pursuant to Section 1.7(c) above, provided that such $** ****** *** shall be reduced proportionately in the event Inhale exercises a buy-out right for one or more Products not covered by a Valid Claim. For example, if Inhale has exercised its rights to buy out its royalty obligations under Section 1.7(c) for **** ******** covered by a Valid Claim for a total of $** ******, and Inhale elects to pay royalties on a *****



                                       6.

****** that is not covered by a Valid Claim pursuant to Section 1.7(b) (which would otherwise have required a $*** ******, rather than a $* *******, buy-out payment), then the $** ******* cap shall be reduced by $*** ******* and Inhale would be entitled to exercise its right under Section 1.7(b) for a fifth Product for $*** ******, whether or not such Product is covered by a Valid Claim (i.e., if such Product were covered by a Valid Claim, then Inhale would have the right to buy out its royalty obligation therefor for $* ******, but the new $**** ******* ceiling would apply to require a payment of only $*** ******* for such Product, and if such Product were not covered by a Valid Claim, Inhale would have the right to buy out its royalty obligation therefor for $*** *******, and in either case Inhale would have no further obligations under Section 1.7(c).

     1.8 CONTINGENT PAYMENT IN THE EVENT OF THE SALE OF PURCHASED PROPRIETARY ASSETS. If within *** *** **** after the Closing Date, Purchaser executes an agreement to assign, sell or otherwise transfer any of the patent rights included within the Purchased Proprietary Assets to any third party other than an Affiliate of Purchaser in any transaction which is not an Excluded Transaction for purposes of this Section 1.8, Purchaser shall pay to Seller *** *** *** of all proceeds realized by Purchaser from such assignment, sale or transfer of such patent rights in excess of $**********. ***** ******* ***** of any amounts paid to Seller under this Section 1.8 shall be credited against the remaining obligations under Sections 1.5, 1.6 and 1.7, with such credit to be applied dollar-for-dollar against the first payments becoming due under such Sections. For purposes of this Section 1.8, an "Excluded Transaction" shall be, and no payment shall be due to Seller in respect of,
(a) any sale of patent rights by Purchaser in conjunction with the sale of all or substantially all of the outstanding capital stock of, or the assets of Purchaser, (b) a transaction in which Purchaser licenses or grants rights in the Purchased Proprietary Assets but retains significant rights to practice the patent rights included within the Purchased Proprietary Assets and to participate actively in the development of Products to be manufactured by means of the processes described within the Assigned Patent Rights, as contemplated under Section 1.7, or (c) a sale of Purchased Proprietary Assets by Purchaser in conjunction with the sale of other technology rights owned by Purchaser, where the value of the Purchased Proprietary Assets is less than ******* **** ******* ***** of the total value of the package of rights sold by Purchaser in such transaction. Any dispute regarding the relative value of the technology sold in a transaction described in Section 1.8(c) shall be submitted for resolution as provided in Section 12.10.

     1.9 PRODUCT DEVELOPMENT RIGHTS AGREEMENT. At the Closing, Purchaser and Seller shall enter into the Product Development Rights Agreement in substantially the form attached hereto as Exhibit F.

     1.10 LICENSE AGREEMENTS. At the Closing, Purchaser and Seller shall enter into the License Agreements in substantially the form attached hereto as Exhibits B and C.

     1.11 ESCROW AGREEMENT. Promptly after the Effective Date, Purchaser and Seller and Escrow Agent shall enter into the data, files and records Escrow Agreement in substantially the form attached hereto as Exhibit G.

     1.12 SECURITY AGREEMENT. At the Closing, Purchaser shall enter into the Security Agreement for the benefit of Seller in substantially the form attached hereto as Exhibit H.



                                       7.

     1.13 CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 3000 El Camino Real, Palo Alto, California on the date set forth in Section 12.1 (or at such other place as Purchaser and Seller shall designate), at 9:00 a.m. (California time). For purposes of this Agreement, "Closing Date" shall mean the time and date as of which the Closing actually takes place. Purchaser shall receive such other documents as Purchaser may reasonably request for the purpose of evidencing or effecting the transactions contemplated by this Agreement, each of which shall be in full force and effect.

     1.14 NOTICE TO ALLIANCE; REQUEST BY ALLIANCE. Purchaser shall notify Seller if Purchaser enters into an agreement with a Partner that will trigger payment obligations pursuant to Section 1.6 or 1.7. Up to two (2) times per year, for planning purposes, Seller may request that Purchaser provide a good faith estimate of amounts that may accrue to Seller pursuant to Sections 1.6 or 1.7 during the following calendar year. Purchaser shall provide a general estimate of total amounts that Purchaser may reasonably believe will become due to Seller pursuant to Sections 1.6 and 1.7, subject to any confidentiality obligations that may restrict Purchaser's ability to disclose such information to Seller. Inhale shall not be required to disclose detailed information regarding payments that may accrue pursuant to Sections 1.6 or 1.7, and any good faith estimate provided hereunder shall not be deemed to be a commitment to make any such payments to Seller unless required under Sections 1.6 or 1.7.

     1.15 At the Closing Seller shall issue to Purchaser in consideration for the license granted to Seller pursuant to the License Agreement attached hereto as Exhibit C, shares of the Seller's unregistered common stock equal to the quotient of $5,000,000 divided by the average closing price for Seller's common stock as quoted on the Nasdaq National Market for the fifteen (15) trading days preceding the Closing. The purchase and sale of Seller's common stock shall be accomplished through a Common Stock Purchase Agreement to be entered between Purchaser and Seller on or before the Closing having terms substantially the same as the terms of the Common Stock Purchase Agreement to be entered into between Purchaser and Seller pursuant to Section 1.5(a)(iii).

2.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants as follows:

     2.1 DUE ORGANIZATION.

          (a) Seller is a corporation duly organized under the laws of the State of New York, and has all necessary power and authority:

               (i) to conduct its business in the manner in which it is currently being conducted; and

               (ii) to own and use its assets in the manner in which its assets are currently owned and used.

          (b) Seller has never approved, or commenced any proceeding or made any election contemplating, the winding up or cessation of Seller's business or affairs.



                                       8.

     2.2 TITLE TO PURCHASED ASSETS. Except as set forth in Part 2.2 of the Disclosure Schedule, all of the Purchased Assets are owned by Seller free and clear of any Encumbrances, and Seller has good, valid and freely transferable title to all equipment, supplies and materials included in the Purchased Assets and is the sole owner of all Purchased Proprietary Assets.

     2.3 PROPRIETARY ASSETS.

          (a) Part 1.1(a) of the Disclosure Schedule identifies and provides a brief description of all of the Purchased Proprietary Assets. Except as set forth in Part 2.3 of the Disclosure Schedule, to Seller's Knowledge, Seller has the right to grant to Purchaser rights to all Licensed Patent Rights and Licensed Know-How that Seller purports to grant pursuant to the License Agreement attached hereto as Exhibit B, free and clear of any Encumbrances. To the Knowledge of Seller, there are no defects in the filing or prosecution of the Assigned Patent Rights that could reasonably be expected to cause either the invalidity of any patent that may issue from the Assigned Patent Rights or cause a patent not to issue from the Assigned Patent Rights. Except as set forth in
Part 2.3 of the Disclosure Schedule, Seller is not obligated to make any payment to any Person for the use or other exploitation of any of the Purchased Proprietary Assets, Know-How, Licensed Patent Rights or Licensed Know-How.

          (b) Seller has taken commercially reasonable measures and precautions, consistent with its customary practices, appropriate to protect and maintain the confidentiality and secrecy of all Purchased Proprietary Assets, Know-How, Licensed Patent Rights and Licensed Know-How (except to the extent that public disclosure was necessary as part of the process of filing patent applications for Purchased Proprietary Assets and Licensed Patent Rights whose value would be unimpaired by public disclosure).

          (c) Except as set forth in Part 2.3 of the Disclosure Schedule, all issued patents and trademarks that are registered with any Governmental Body and held by Seller and included within the Purchased Proprietary Assets or Licensed Patent Rights are subsisting and to the Knowledge of Seller are valid. To the Knowledge of Seller (without performing any special inquiry and recognizing that Seller's primary area of expertise is outside the Inhale Field), except as provided in Section 2.3 of the Disclosure Schedule, the use of the Purchased Proprietary Assets or Licensed Patent Rights within the Inhale Field does not infringe or constitute a misappropriation of any Proprietary Asset owned or used by any other Person. Seller has not received any written notice or other communication from any Person of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by such Person. To the Knowledge of Seller, no other Person is infringing, misappropriating or making any unlawful use of any Purchased Proprietary Asset, Know-How, Licensed Patent Rights or Licensed Know-How, and to the Knowledge of Seller no Proprietary Asset owned or used by any other Person infringes or constitutes a misappropriation of any Purchased Proprietary Asset, Know-How, Licensed Patent Rights or Licensed Know-How.

          (d) The Purchased Proprietary Assets, Know-How, Licensed Patent Rights and Licensed Know-How constitute all the Proprietary Assets of Seller that are necessary to enable Seller to utilize the PulmoSpheres-Registered Trademark- Technology in the manner in which the PulmoSpheres-Registered Trademark- Technology is being utilized by Seller in the Inhale Field. Except as set forth in Part 2.3 of the Disclosure Schedules, Seller has not licensed any of Purchased Proprietary Assets,

                                       9.

Know-How, Licensed Patent Rights, or Licensed Know-How to any Person and has not granted any right to any Third Party in or to the Purchased Proprietary Assets, Know-How, Licensed Patent Rights or Licensed Know-How which would conflict with the rights transferred to Purchaser pursuant to this Agreement or the License Agreement. Seller has not entered into any covenant not to compete or Contract restricting its right to use or practice any of the Purchased Proprietary Assets, Know-How, Licensed Patent Rights or Licensed Know-How or to transact business regarding the Purchased Proprietary Assets, Know- How, Licensed Patent Rights or Licensed Know-How in any market or geographical area or with any Person. Seller has, and the Purchaser will acquire at the Closing, the exclusive right to use the trademarks PulmoSpheres-Registered Trademark- and Homodispersion-TM- subject to the nonexclusive license granted to Seller to use such marks for Designated Products provided in the License Agreement attached as Exhibit C.

     2.4 PROCEEDINGS; ORDERS.

          (a) There is no pending Proceeding, and to the Knowledge of Seller, no Person has threatened by written notice or other communication to commence any
Proceeding:

               (i) that involves Seller or that otherwise relates to or might adversely affect the Purchased Assets, the Transactional Agreements or the ability of Seller to perform the Transactions; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

To the Knowledge of Seller, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might give rise to or serve as a basis for the commencement of any such Proceeding.

          (b) There is no Order to which Seller, or any of the Purchased Assets, Licensed Patent Rights or Licensed Know-How is subject.

     2.5 AUTHORITY; BINDING NATURE OF AGREEMENTS.

          (a) Seller has the right, power and authority to enter into and to perform its obligations under this Agreement.

          (b) The execution, delivery and performance by Seller of this Agreement have been duly authorized by all necessary action on the part of Seller and its Board of Directors and stockholders.

          (c) This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.6 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.6 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the



                                      10.

consummation or performance of any of the Transactions, will (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of Seller's articles or bylaws, or (ii) any resolution adopted by Seller's Board of Directors (or any committee thereof) or stockholders;

          (b) to the Knowledge of Seller contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Seller, or any of the assets owned or used by Seller, is subject; or

          (c) result in the imposition or creation of any Encumbrance upon or with respect to the Purchased Assets, Licensed Patent Rights or Licensed Know-How.

Except as set forth in Part 2.6 of the Disclosure Schedule, Seller was not, is not or will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

     2.7 BROKERS. Seller has not agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions. Purchaser has agreed to and will pay the fees owed by Seller to Lehman Brothers for services rendered pertaining to the Transactions through August 13, 1999.

     2.8 SOLVENCY. Seller is not now insolvent, and will not be rendered insolvent by any of the transactions contemplated by this Agreement. In addition, immediately after giving effect to the consummation of the transactions contemplated by this Agreement, (a) Seller will be able to pay its debts as they become due, (b) Seller will not have unreasonably small assets with which to conduct its present or proposed business and (c) taking into account all contingent pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions might be rendered) as well as all other obligations of Seller. The cash available to the Seller, taking into account all other anticipated uses of the cash, will be sufficient to pay all such judgments promptly in accordance with their terms. As used in this Section, (i) "insolvent" means that the sum of the present fair saleable value of Seller's assets does not and will not exceed its debts and other probable liabilities, and (ii) "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured.

     2.9 FULL DISCLOSURE.

          (a) No representation or warranty of Seller in this Agreement and no information in the Disclosure Schedule with respect to Seller or the Purchased Assets, Licensed Patent Rights or Licensed Know-How fails to state any material fact necessary in order to make



                                      11.

the representations, warranties and information of or with respect to Seller or the Purchased Assets, Know-How, Licensed Patent Rights or Licensed Know-How contained and to be contained herein and therein (in the light of circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

          (b) Except as provided in Part 2.9(b) of the Disclosure Schedule, Seller has provided Purchaser and Purchaser's Representatives with full and complete access to all of Seller's material records, documents and data with respect to the Purchased Assets, but excluding any Know-How documents to be retained by Seller pursuant to Section 1.3 and any documents being deposited into escrow pursuant to the Escrow Agreement, including, without limitation, all records, documents or other data requested in writing by Purchaser as part its of its pre-acquisition review and diligence.

     2.10 NO DEBARMENT. Seller hereby certifies that (i) it has not been debarred, (ii) has not been convicted of a crime which could lead to debarment and (iii) to its Knowledge, it has not utilized the services of any individual or entity in the performance of services in connection with the PulmoSpheres-Registered Trademark- Technology that has been debarred or that has been convicted of a crime which could lead to debarment under the Generic Drug Enforcement Act of 1992, 21 United States Code Section 306(a) and (b), as amended.

     2.11 DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS SECTION 2, NOTHING IN THE AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE, OR WARRANTY GIVEN, BY SELLER THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENT APPLICATION WITHIN THE ASSIGNED PATENT RIGHTS, THAT ANY PATENT WITHIN THE ASSIGNED PATENT RIGHTS WHICH ISSUES WILL BE VALID, OR THAT THE USE OF ANY LICENSE GRANTED UNDER THE LICENSED PATENT RIGHTS OR THE USE OF ANY LICENSED PATENT RIGHTS WILL NOT INFRINGE THE PATENT OR OTHER PROPRIETARY RIGHTS OF ANY OTHER PERSON. FURTHERMORE, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS
SECTION 2, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PURCHASED ASSETS OR THE LICENSED PATENT RIGHTS, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants as follows:

          (a) DUE ORGANIZATION. Purchaser is a corporation duly organized under the laws of the State of Delaware, and has all necessary power and authority:

               (i) to conduct its business in the manner in which it is currently being conducted; and

               (ii) to own and use its assets in the manner in which its assets are currently owned and used.



                                      12.

          (b) Purchaser has never approved, or commenced any proceeding or made any election contemplating, the winding up or cessation of Purchaser's business or affairs.

     3.2 AUTHORITY; BINDING NATURE OF AGREEMENT.

          (a) Purchaser has the corporate right, power and authority to enter into and perform its obligations under this Agreement.

          (b) The execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary action on the part of Purchaser and its Board of Directors.

          (c) This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtor, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.3 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of Purchaser's Articles of Incorporation or bylaws or (ii) any resolution adopted by Purchaser's Board of Directors (or any committee thereof) or stockholders; or

          (b) to the Knowledge of Purchaser, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Purchaser or any of the assets owned or used by Purchaser is subject.

Except as contemplated by Section 8.3, Purchaser was not, is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

     3.4 PROCEEDINGS; ORDERS.

          (a) There is no pending Proceeding, and to the Knowledge of Purchaser, Purchaser has not received written notice or other communication threatening to commence any Proceeding:

               (i) that involves Purchaser or that otherwise relates to or might affect the Transactional Agreements or the ability of Purchaser to perform the Transactions; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.



                                      13.

To the Knowledge of Purchaser, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

          (b) There is no Order to which Purchaser, or any of the assets owned or used by Seller, is subject.

     3.5 BROKERS. Purchaser has not agreed or become obligated to pay, or taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions. Purchaser has agreed to and will pay the fees owed by Seller to Lehman Brothers for services rendered through August 13, 1999 pertaining to the Transaction.

     3.6 SOLVENCY. Purchaser is not now insolvent, and will not be rendered insolvent by any of the transactions contemplated by this Agreement. In addition, immediately after giving effect to the consummation of the transactions contemplated by this Agreement, (a) Purchaser will be able to pay its debts as they become due, (b) Purchaser will not have unreasonably small assets with which to conduct its present or proposed business and (c) taking into account all contingent pending and threatened litigation, final judgments against Purchaser in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Purchaser will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions might be rendered) as well as all other obligations of Purchaser. The cash available to the Purchaser, taking into account all other anticipated uses of the cash, will be sufficient to pay all such judgments promptly in accordance with their terms. As used in this Section, (i) "insolvent" means that the sum of the present fair saleable value of Purchaser's assets does not and will not exceed its debts and other probable liabilities, and (ii) "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured.

4.   ADDITIONAL COVENANTS OF THE PARTIES

     4.1 FURTHER ASSURANCES. After Closing, Seller and Purchaser each agree to execute and/or file with the appropriate Governmental Body such additional documents as are determined by Purchaser or Seller to be reasonably necessary or desirable to carry out the purposes of this Agreement.

     4.2 SOLICITATION OF EMPLOYEES.

          (a) Seller agrees not to solicit or induce, or attempt to solicit or induce, directly or indirectly, any person listed on Exhibit E who accepts employment with Purchaser, to terminate his or her employment or relationship with Purchaser. Seller further agrees not to engage such persons as a consultant to Seller, without the consent of Purchaser, except as expressly set forth herein.

          (b) Until the second anniversary of the Closing, Purchaser agrees not to solicit or induce, or attempt to solicit or induce, directly or indirectly, any employee or consultant of Seller, to terminate his or her employment or relationship with Seller, except as provided in



                                      14.

Section 1.2. Purchaser further agrees not to engage such persons as a consultant to Purchaser, without the consent of Seller until the second anniversary of the Closing, except as expressly set forth herein.

5.       PRE-CLOSING COVENANTS OF SELLER.

     5.1 ACCESS AND INVESTIGATION. Seller shall ensure that, at all times during the Pre-Closing Period: Seller and its Representatives provide Purchaser and its Representatives with reasonable access to Seller's Representatives, personnel and assets and to all existing books, records, work papers and other documents and information relating to the use of PulmoSpheres-Registered Trademark- Technology in the Inhale Field, the Purchased Assets, the Licensed Patent Rights, or the Transactions.

     5.2 OPERATION OF BUSINESS. Seller shall ensure that, during the Pre-Closing
Period:

          (a) Seller promptly repairs, restores or replaces any Equipment that is destroyed or damaged;

          (b) Seller uses reasonable efforts to preserve intact its business relating to the Purchased Assets, the Licensed Patents and the Licensed Know-how;

          (c) Seller does not commence or settle any Proceeding relating to the Purchased Assets, the Licensed Patent Rights, the Licensed Know-How or the Transactions;

          (d) Purchaser has reasonable access to the officers of Seller and the Employees in order to confer with Purchaser concerning operational matters to the extent related to the Purchased Assets, the Licensed Patent Rights, the Licensed Know-How or the Transactions;

          (e) Seller does not enter into any transaction or take any other action outside the Ordinary Course of Business with respect to the Purchased Assets, the Licensed Patent Rights, the Licensed Know-How or the Transactions;

          (f) Seller does not enter into any transaction or take any other action that might cause or constitute a Breach of any representation or warranty made by Seller in this Agreement; and

          (g) Seller does not enter into or permit any of the Purchased Assets, Licensed Patent Rights or Licensed Know-How to become bound by any Contract (except as expressly provided for in Section 1).

          (h) Seller does not agree, comment or offer (in writing or otherwise) to take any of the actions described in (e) through (g) of this Section 5.2.

     5.3 FILINGS AND CONSENTS. Seller shall ensure that: (a) all filings, notices and Consents required to be made, given and obtained in order to consummate the Transactions are made, given and obtained on a timely basis; and
(b) during the Pre-Closing Period, Seller and its Representatives cooperate with Purchaser and with Purchaser's Representatives, and prepare and


                                      15.

make available such documents and take such other actions as Purchaser may request in good faith, in connection with any filing, notice or Consent that Purchaser is required or elects to make, give or obtain.

     5.4 NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE. During the Pre-Closing Period, Seller shall promptly notify Purchaser in writing of: (a) the discovery by Seller of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by Seller in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by Seller in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any Breach of any covenant or obligation of Seller; and (d) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 7 impossible or unlikely. If any event, condition, fact or circumstance that is required to be disclosed pursuant to this Section 5.4 requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Seller shall promptly deliver to Purchaser an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of determining whether any of the conditions set forth in Section 7 has been satisfied.

     5.5 NO NEGOTIATION. Seller shall ensure that, during the Pre-Closing Period, neither Seller, nor any Representative of Seller, directly or indirectly: (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than Purchaser) relating to a transaction to sell or transfer the PulmoSpheres-Registered Trademark-Technology in the Inhale Field; (b) participates in any discussions or negotiations with, or provides any non-public information to, any Person (other than Purchaser) relating to a transaction to sell or transfer the PulmoSpheres-Registered Trademark- Technology in the Inhale Field; or (c) actively pursue any unsolicited inquiry, proposal or offer from any Person (other than Purchaser) relating to a transaction to sell or transfer the PulmoSpheres-Registered Trademark- Technology in the Inhale Field.

     5.6 BEST EFFORTS. During the Pre-Closing Period, Seller shall use its Best Efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

     5.7 CONFIDENTIALITY. Seller shall ensure that, during the Pre-Closing
Period: (a) neither Seller, nor any Representative of Seller, issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature to any other Person regarding any of the Transactions or the existence or terms of this Agreement, except to the extent that Seller is required by law to make any such disclosure; and (b) if Seller is required by law to make any such disclosure, Seller advises Purchaser, at least two (2) business days before making such disclosure, of the nature and content of the intended disclosure.



                                      16.

6.   PRE-CLOSING COVENANTS OF PURCHASER.

     6.1 BEST EFFORTS. During the Pre-Closing Period, Purchaser shall use its Best Efforts to cause the conditions set forth in Section 8 to be satisfied.

     6.2 EMPLOYMENT OFFERS. At Purchaser's sole discretion, Purchaser may extend offers of employment to the individuals listed on Exhibit D, such employment to become effective as of the Closing.

     6.3 FILINGS AND CONSENTS. Purchaser shall ensure that: (a) all filings, notices and Consents required to be made, given and obtained in order to consummate the Transactions are made, given and obtained on a timely basis; and
(b) during the Pre-Closing Period, Purchaser and its Representatives cooperate with Seller and with Seller's Representatives, and prepare and make available such documents and take such other actions as Seller may request in good faith, in connection with any filing, notice or Consent that Seller is required or elects to make, give or obtain.

     6.4 CONFIDENTIALITY. Purchaser shall ensure that, during the Pre-Closing
Period: (a) neither Purchaser, nor any Representative of Purchaser, issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature to any other Person regarding any of the Transactions or the existence or terms of this Agreement, except to the extent that Purchaser is required by law to make any such disclosure; and (b) if Purchaser is required by law to make any such disclosure, Purchaser advises Seller, at least two (2) business days before making such disclosure, of the nature and content of the intended disclosure.

7.   CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE.

     The Purchaser's obligation to purchase the Purchased Assets and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part, in writing);

     7.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by Seller in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects to the extent relating to Purchaser's ability to exploit the Purchased Assets in the Inhale Field in a commercially reasonably manner as of the Closing Date, without giving effect to any update to the Disclosure Schedule.

     7.2 PERFORMANCE OF OBLIGATIONS.

          (a) The License Agreements and Escrow Agreement, described in Sections
1.10 and 1.11, respectively, shall have been executed by Seller and delivered to Purchaser.

          (b) All of the covenants and obligations that Seller is required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and


                                      17.

obligations (considered individually), shall have been duly complied with and performed in all material respects.

     7.3 CONSENTS. Each of the Consents identified in Part 7.3 of the Disclosure Schedule, including without limitation the termination of the Hart-Scott-Rodino waiting period, shall have been obtained and shall be in full force and effect.

     7.4 OPINION LETTER. Purchaser shall have received an opinion letter from counsel to Seller, dated the Closing Date, as described in Exhibit I.

     7.5 NO PROCEEDINGS. Since the date of this Agreement, there shall not have been commenced against Purchaser, or against any Person affiliated with Purchaser, any Proceeding (a) involving any material challenge to, or seeking material damages or other material relief in connection with, any of the Transactions, or (b) that may have the effect of preventing or making illegal or otherwise materially interfering with any of the Transactions.

     7.6 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the assets, liabilities, or business of Seller relating to the Purchased Assets (including without limitation the practice of the Purchased Proprietary Assets) that may interfere materially with Purchaser's ability to exploit the Purchased Assets in the Inhale Field in a commercially reasonable manner, and no event shall have occurred and no condition or circumstance shall exist that would be expected to give rise to any such material adverse change.

8.   CONDITIONS PRECEDENT  TO SELLER'S OBLIGATION TO CLOSE.

     Seller's obligation to sell the Purchased Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller's Representative, in whole or in part, in writing):

     8.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by Purchaser in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement.

     8.2 PURCHASER'S PERFORMANCE.

          (a) Purchaser shall have executed and delivered the Security
Agreement.

          (b) The Product Development Rights Agreement described in Section 1.9 shall have been executed by Purchaser and delivered to Seller.

          (c) The License Agreements described in Section 1.10 shall have been executed by Purchaser and delivered to Seller.

          (d) All of the other covenants and obligations that Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered



                                      18.

collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all material respects.

     8.3 CONSENTS. Each of the Consents identified in Part 8.3 of the Disclosure Schedule, including without limitation the termination of the Hart-Scott-Rodino waiting period, shall have been obtained and shall be in full force and effect.

     8.4 OPINION LETTER. Seller shall have received an opinion letter from counsel to Purchaser, dated the Closing Date, as described in Exhibit J.

     8.5 NO PROCEEDINGS. Since the date of this Agreement, there shall not have been commenced against Seller, or against any Person affiliated with Seller, any Proceeding (a) involving any material challenge to, or seeking material damages or other material relief in connection with, any of the Transactions, or (b) that may have the effect of preventing or making illegal or otherwise materially interfering with any of the Transactions.

9.   INDEMNIFICATION, ETC.

     9.1 SURVIVAL OF REPRESENTATIONS.

          (a) The representations and warranties made by Seller in this Agreement (including without limitation the representations and warranties set forth in Section 2) shall survive the Closing and shall expire two (2) years after the Closing Date (the "Expiration Date") and any Liability of Seller (for indemnification or otherwise) with respect to such representations and warranties shall thereupon cease; provided, however, that if, at any time prior to the Expiration Date, any Indemnitee (acting in good faith) delivers to Seller a written notice alleging the existence of an inaccuracy in or other Breach of any of such representations and warranties and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or other Breach, then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved.

          (b) The representations and warranties made by Purchaser in this Agreement (including without limitation the representations and warranties set forth in Section 3) shall survive the Closing and shall expire two (2) years after the Closing Date, and any Liability of Purchaser (for indemnification or otherwise) with respect to such representations and warranties shall thereupon cease; provided, however, that if, at any time prior to the Expiration Date, any Seller Indemnitee (acting in good faith) delivers to Purchaser a written notice alleging the existence of an inaccuracy in or other Breach of any of such representations and warranties and asserting a claim for recovery under Section
9.4 based on such alleged inaccuracy or other Breach, then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved.

          (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by Seller in this Agreement.

     9.2 INDEMNIFICATION BY SELLER. Subject to Sections 9.4 and 9.5, from and after the Closing Date, Seller shall hold harmless and indemnify each of the Purchaser Indemnitees from



                                      19.

and against, and shall reimburse each of the Purchaser Indemnitees for, any Damages which are suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of:

          (a) Any Breach of any representation or warranty made by Seller in
Section 2 of this Agreement;

          (b) Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule or any supplement to the Disclosure Schedule; or

          (c) Seller's use of the Purchased Assets, Licensed Patent Rights, Licensed Know-How and employment of the individuals set forth on Exhibit D prior to the Closing Date.

          (d) Seller's failure to deliver any necessary conveyance instrument or any other certificate to be delivered by Seller in connection with this Agreement.

     9.3 INDEMNIFICATION BY PURCHASER. Subject to Sections 9.4 and 9.5, Purchaser shall hold harmless and indemnify each of the Seller Indemnitees from and against, and shall reimburse each of the Seller Indemnitees for, any Damages which are suffered or incurred by any of the Seller Indemnitees or to which any of the Seller Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of:

          (a) any Breach of any representation or warranty made by Purchaser in
Section 3 of this Agreement;

          (b) any failure by Purchaser to perform any covenants or commitments in this Agreement; or

          (c) the development, use, manufacture, promotion, sale or other disposition of Products or the Purchased Assets by Purchaser, its Affiliates, licensees or Partners after the Closing Date.

     9.4 KNOWLEDGE OF BREACH. Neither Purchaser nor Seller may bring a claim for indemnification pursuant to this Section 9 if such party (i) had actual Knowledge of such Breach of a representation or warranty by the other party as of the Effective Date or (ii) could have established actual Knowledge based upon review of written documentation that the other party provided to such party prior to the Effective Date, except that (ii) shall not apply with respect to claims for indemnification brought within sixty (60) days after the Closing Date.

     9.5 INDEMNIFICATION PROCEDURES; DEFENSE OF THIRD PARTY CLAIMS. Promptly after receipt by an Indemnitee under Section 9.2 or 9.3 of notice of any claim or the commencement of any Proceeding against it, such Indemnitee will, if a claim is to be made against an Indemnitee under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnitee (except to the extent that such failure materially prejudices the defense of such claim or Proceeding). The Indemnitee shall have the right at its



                                      20.

election to conduct and control the defense of such claim or Proceeding. If the Indemnitee so elects, it shall notify the indemnifying party of such election and with respect to any such claim brought against an Indemnitee:

          (a) The indemnifying party shall make available to the Indemnitee any non-privileged documents and materials in its possession that may be necessary or useful to the defense of such claim or Proceeding;

          (b) The indemnifying party shall have the right to participate in the defense of such claim or Proceeding at its own expense;

          (c) The Indemnitee shall keep the indemnifying party informed of all material developments and events relating to such claim or Proceeding and, if requested by the indemnifying party, shall confer with the indemnifying party regarding defense strategy; and

          (d) The Indemnitee shall not settle, adjust or compromise such claim or Proceeding in a manner that may reasonably give rise to any liability of the indemnifying party (including by reasons of claims that may be asserted under this Article 9) without the prior written consent of the indemnifying party (not to be unreasonably withheld).

         Indemnitee shall have the right, at its election, to designate the indemnifying party to assume the defense of such claim or Proceeding. If an Indemnitee elects to designate the indemnifying party to assume the defense of any claim or Proceeding:

          (w) Indemnitee shall make available to indemnifying party any non-privileged documents and materials in possession of Indemnitee that may be necessary to the defense of such claim or Proceeding;

          (x) Indemnifying party shall keep Indemnitee informed of all material developments and events relating to such claim or Proceeding;

          (y) Indemnifying party shall have the right to participate in the defense of such claim or Proceeding; and

          (z) Indemnifying party shall not settle, adjust or compromise such claim or Proceeding without prior written consent of Indemnitee not to be unreasonably withheld.

     9.6 EXCLUDED AGREEMENTS. This Article 9 shall not apply to any alleged breach by Purchaser or Seller of the License Agreements, the Product Development Rights Agreement, the Security Agreement, the Lease Agreement or the Escrow Agreement. In the event of any such alleged breach, the non-breaching party shall retain all available remedies under contract or other applicable law, but excluding this Article 9.

     9.7 CEILING ON DAMAGES. The total amount of the payments that Seller can be required to make with respect to indemnification payments required to be made to Purchaser pursuant to this Section 9 shall not exceed in the aggregate the total amounts that Purchaser is obligated to pay to Seller hereunder. For clarity, Seller shall not be obligated to make any cash payments to Purchaser pursuant to this Section 9 until Seller has received from Purchaser



                                      21.

pursuant to Section 1 of this Agreement an amount equal to that for which Seller is obligated to indemnify Purchaser hereunder, provided that the Purchaser or any of the Purchaser Indemnitees shall have the right to withhold and deduct any sum that may be owed to any Indemnitee under this
Section 9 from any amount otherwise payable to the Seller hereunder. To the extent that any such offsets are taken prior to final resolution of a claim for indemnification, then Purchaser shall deposit, at its sole expense, such offset amounts into an interest-bearing escrow account pending final resolution of such claim for the benefit of the party that, in view of the determination made in such final resolution, shall be entitled to the principal so deposited. The withholding and deduction of any such sum shall operate for all purposes as a complete discharge (to the extent of such sum) of the obligation to pay the amount from which such sum was withheld and deducted. If the amount for which Seller has indemnified or becomes obligated to indemnify Purchaser or the Purchaser Indemnitees hereunder exceeds at any time $** ******, then Seller's Call Rights provided in the Product Development Rights Agreement shall terminate immediately.

     9.8 EXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification and other remedies provided in this Section 9 shall be exclusive; provided, however, that each party reserves its rights to seek equitable relief that may be available to it, including without limitation specific performance.

10.  POST-CLOSING COVENANTS

     10.1 TECHNOLOGY TRANSFER. Following the Closing, Seller and Purchaser shall take all steps reasonable to effect the transfer of all Purchased Assets relating to the PulmoSpheres-Registered Trademark- Technology to Purchaser in such a manner as to enable Purchaser to practice the PulmoSpheres-Registered Trademark- Technology with the same proficiency as such technology is practiced by Seller as of the Closing Date. During the six
(6) months following the Closing Date, Purchaser may request that Seller provide up to thirty (30) man days of effort by Seller's employees and consultants in connection with such technology transfer. Seller shall provide all such technology transfer assistance requested by Purchaser at Seller's expense promptly after any such request by Purchaser. To the extent Purchaser desires technical support by Seller beyond that provided for in this Section 10.1, such technical support shall be provided by Seller under Section 10.2. Purchaser shall provide Seller reasonable advance notice for requests for technical support made pursuant to this Section 10.1, to allow Seller to plan such employees' work schedules to accommodate such request.

     10.2 TECHNICAL SUPPORT FROM SELLER.

          (a) In addition to the technical support by Seller provided in
Section 10.1, Seller shall make available to Purchaser its technical personnel who are familiar with the PulmoSpheres-Registered Trademark-Technology to provide technical support requested by Purchaser. Such technical support shall not exceed, for any single employee or consultant of Seller, more than (i) five (5) days per month during the first through the sixth month following the Closing Date, (ii) four (4) days per month during the seventh through the twelfth month following the Closing Date, (iii) three
(3) days per month during the thirteenth through the eighteenth month following the Closing Date, and (iv) two (2) days per month during the nineteenth through the twenty fourth month following the Closing Date. For any such additional technology transfer assistance provided by Seller, Purchaser shall pay Seller at the rate of $***** *** *** of effort, plus any out-of-pocket costs reasonably incurred by Seller in providing such support. Seller's obligations

                                      22.

under this Section 10.2 shall expire twenty four (24) months following the Closing Date. Purchaser shall provide Seller reasonable advance notice for requests for technical support made pursuant to this Section 10.2, to allow Seller to plan such employees' work schedules to accommodate such request.

          (b) In the event Seller's employees or consultants make any inventions which relate to the Inhale Field in the course of providing technical support to Purchaser pursuant to this Section 10.2, whether patentable or not, such inventions shall be the property of Purchaser and Seller hereby assigns to Purchaser all of its right, title and interest in any to any such inventions. Seller shall have in place agreements with each of its employees and consultants who provide such technical support which provide for an assignment or license of proprietary rights consistent with this Section 10.2(b). In the course of providing such technical support, Seller shall not communicate to Purchaser any Third Party technology which Purchaser does not have the right to use without obligation.

     10.3 TECHNICAL SUPPORT FROM PURCHASER.

          (a) Purchaser shall continue to make available to Seller the employees listed on Exhibit D who accept employment with Purchaser to provide technical support requested by Seller outside of the Inhale Field. Such technical support shall not exceed more than a total of eighteen (18) person days. Seller shall pay Purchaser for such technical support at the rate of $***** *** *** ** ******, plus any out-of-pocket costs reasonably incurred by Purchaser in providing such support. Seller shall provide to Purchaser reasonable advance notice for requests for technical support made pursuant to this Section 10.3(a), to allow Purchaser to plan such employees' work schedules to accommodate such request. Purchaser's obligations under this Section 10.3 shall expire twenty four (24) months following the Closing Date.

          (b) In the event Purchaser's employees or consultants make any inventions in the course of providing technical support to Seller pursuant to this Section 10.3, whether patentable or not, such inventions that are solely applicable outside of the Inhale Field shall be the property of Seller and Purchaser hereby assigns to Seller all of its right, title and interest in any to any such inventions. Seller shall have in place agreements with each of its employees and consultants who provide such technical support which provide for an assignment of proprietary rights consistent with this Section 10.3(b). In the course of providing such technical support, Purchaser shall not communicate to Seller any Third Party technology which Seller does not have the right to use without obligation.

     10.4 SELLER'S AUDIT RIGHTS. Purchaser shall keep accurate books and accounts of record in connection with its Product sales, receipt of Product related milestones and manufacture, use and/or sale by or for it of the applicable Products hereunder in sufficient detail to permit accurate determination of all figures necessary for verification of its payment obligations set forth in Sections 1.5, 1.6 and 1.7. Such records shall be maintained for a period of five (5) years from the end of each year in which sales occurred. Seller, at its expense, through a nationally recognized certified public accountant reasonably acceptable to the Purchaser, shall have the right to access such books and records for the sole purpose of verifying payments to Seller; such access shall be conducted after reasonable prior notice by the Seller to Purchaser during the Purchaser's ordinary business hours and shall not be more frequent than



                                      23.

once during each calendar year. Said accountant shall execute a confidentiality agreement with the Purchaser in customary form and shall not disclose to Seller or any other party any information except that which should properly be contained in a royalty report required under this Agreement. If such accounting determines that the Purchaser paid Seller less than the amount properly due in respect of any quarter, then the Purchaser will reimburse Seller such amount plus interest at one percent (1%) per month since the date such amount was due, and if the amount underpaid exceeds five percent (5%) of the amount actually due, the Purchaser will also reimburse Seller for the costs of such accounting (including the fees and expenses of the certified public accountant). In the event such accounting determines that the Purchaser paid Seller more than the amount properly due in respect of any quarter, then any excess payments made by Seller shall be credited against future amounts due to Seller from Purchaser, or if no such future amounts are due to Seller, then Seller shall reimburse Purchaser for any overpayment by Purchaser.

     10.5 OPTION TO LEASE. Purchaser shall have an option exercisable within thirty (30) days of the Closing Date to negotiate a sublease of a portion of Seller's facility at 3030 and 3040 Science Park Road, San Diego, California. Such sublease, including the amount and location of the subleased premises, shall be subject to terms mutually acceptable to both parties and the prior consent of the Landlord; provided, however, the rent and other costs to be paid by Purchaser shall not exceed amounts to be paid by Seller for the subleased premises. During the thirty (30) day option period Purchaser may use without charge the facilities of Seller currently utilized by the Employees.

     10.6 SUPPLY OF PERFLUBRON.

          (a) Purchaser shall have an option, exercisable within thirty (30) days following the Closing, to purchase from Seller up to five (5) metric tons, in units of not less than five hundred (500) kilograms, of Perflubron on the terms and at the price described in Section 10.6(b). In the event Purchaser exercises the option but does not purchase all five (5) metric tons of Perflubron in a single purchase, Purchaser may purchase any portion of the remaining balance of the five (5) metric tons, in units of approximately five hundred (500) kilograms, at any time prior to the expiration of the eighteen
(18) month period following the Closing. Prior to the first anniversary of the Closing, Purchaser shall provide to Seller a good faith estimate of the amount of Perflubron that Purchaser intends to purchase from Seller pursuant to this
Section 10.6 to assist Seller in forecasting its requirements for Perflubron, which estimate shall not be binding upon Purchaser.

          (b) Any Perflubron supplied hereunder shall be received by Purchaser subject to inspection and testing to determine whether such Perflubron complies with the specifications therefor to be provided by Seller to Purchaser, which specifications shall be the same as those agreed upon between Seller and its Third Party supplier (the "Specifications"). For any Perflubron supplied to Purchaser pursuant to this Section 10.6, Seller shall test random samples of such Perflubron according to Seller's typical practice upon receipt thereof from Seller's Third Party supplier to confirm that such shipment complies with the Specifications before shipping samples of such Perflubron to Purchaser. If Purchaser tests such samples and confirms conformance thereof to the Specifications, then Purchaser shall so notify Seller and Seller shall ship to Purchaser the amount of Perflubron ordered by Purchaser within thirty (30) days after



                                      24.

Seller's receipt of Purchaser's confirmation of conformance. Purchaser shall notify Seller in writing within sixty (60) days of Purchaser's receipt of a shipment of Perflubron that such shipment fails to comply with the Specifications, and shall provide samples of such shipment to Seller upon request to allow Seller to confirm whether such shipment met the Specifications therefor. Seller shall promptly test such samples and if Seller determines that such shipment conformed to the Specifications, then the parties shall submit samples of the relevant shipment of Perflubron to a mutually acceptable independent Third Party laboratory for final determination of whether such shipment conformed to Specifications. If Seller or such independent third party laboratory confirms nonconformance of such shipment of Perflubron, Seller shall either replace such shipment at no further cost to Purchaser or reimburse to Purchaser any amounts paid by Purchaser therefor.

          (c) The purchase price of the Perflubron supplied by Seller shall be $*** *** ******** *** ******** *** ****** ***), payable within fifteen (15) days of receipt of invoice. The Perflubron shall be shipped F.C.A. (INCOTERMS 1990) place of shipping. Title and risk of loss and damages shall pass to Purchaser upon release to Purchaser's designated carrier. If requested by Purchaser, Seller will insure the shipments against damage to or loss of Perflubron supplied hereunder and will subsequently bill Purchaser for such shipping insurance. Any federal, state or local sales or use tax, or similar charges, assessed or charged on the sale of Perflubron to Purchaser, shall be paid by Purchaser. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 10.6, SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PERFLUBRON, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          (d) If requested by Purchaser within ninety (90) days following the Closing, Seller shall undertake commercially reasonable efforts to cause ******** *****, or other supplier of Perflubron with which Seller has entered into a supply agreement, to negotiate with Purchaser and to provide Purchaser up to *** **** ***** of such supplier's then current capacity. Purchaser shall be responsible for negotiating a separate supply agreement with such supplier. In the event Purchaser requests a percentage of Seller's supply commitments, Purchaser shall pay Seller within fifteen (15) days of receipt of invoice a portion (based on the proportional share of the capacity requested by Purchaser) of any amount paid after the Closing to ***** **** or other supplier of Perflubron for such supplier's ongoing commitment to make Perflubron available in the future. Purchaser shall not be obligated to continue to make any payments to Seller pursuant to the immediately preceding sentence after any agreement that Purchaser may enter into with *** *** for the supply of Perflubron terminates or Purchaser no longer requires supply of Perflubron from **** ****

          (e) Seller shall cooperate reasonably to assist Purchaser in obtaining a right of access or reference to any Drug Master File maintained by any third party manufacturer of Perflubron with which Seller has a contractual relationship for the supply thereof in connection with Purchaser's development of products in the Inhale Field.



                                      25.

11.  CONFIDENTIALITY.

     11.1 CONFIDENTIAL INFORMATION. For a period of seven (7) years following the Effective Date, each party shall maintain in confidence all Confidential Information disclosed by the other party, and shall not use, disclose or grant the use of the Confidential Information for any purpose other than those permitted hereunder, except on a need-to-know basis to its Affiliates' and actual or potential business or sublicensees, directors, officers, employees, agents, consultants, clinical investigators, contractors, distributors or permitted assignees, to the extent such disclosure is reasonably necessary in connection with such party's activities in connection with its performance under and exercise of rights expressly provided in this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, a party hereto shall obtain agreement of any such person to hold in confidence and not make use of the Confidential Information of the other party for any purpose other than those permitted by this Agreement.

     11.2 PERFLUBRON DATA. The Perflubron data provided to Purchaser pursuant to
Section 11.2 shall be Confidential Information of Seller, provided that Purchaser may use such data in connection with its development and commercialization of Products and may only provide such data to its actual or potential licensees or sublicensees with which it may develop Products with Seller's prior written consent, not to be unreasonably withheld. Purchaser may grant to its licensees or sublicensees a right of reference to any of Purchaser's regulatory filings containing Perflubron data provided to Purchaser pursuant to Section 11.3.

     11.3 PERMITTED DISCLOSURES. The confidentiality obligations contained in this Section 11 shall not apply to the extent that the receiving party (the "Recipient") is required (a) to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or (b) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product, provided in either case that the Recipient shall provide written notice thereof to the other party and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof, and shall use reasonable efforts to secure confidential treatment of or a protective order for the information so required to be disclosed.

12.  MISCELLANEOUS PROVISIONS

     12.1 CLOSING DATE; HART-SCOTT-RODINO. The Closing Date shall be five (5) days after the later to occur of (i) the expiration or termination of the Hart-Scott-Rodino waiting period, or (ii) the satisfaction of each of the closing conditions identified in Sections 7.2, 7.3 and 7.4 and Sections 8.2, 8.3 and 8.4 hereof, or the waiver by the party which is the beneficiary of any such condition. Purchaser and Seller shall cooperate to satisfy the Hart-Scott-Rodino notice requirements (including responses to any requests for additional information) and waiting periods.

     12.2 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.



                                      26.

     12.3 PAYMENT OF ALL FEDERAL AND STATE TAXES DUE ON SALE OF PURCHASED ASSETS BY SELLER. Seller shall pay in a timely manner all Taxes resulting from the sale of the Purchased Assets pursuant to this Agreement.

     12.4 FEES AND EXPENSES. Subject to Section 3.5, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of:

          (a) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; and

          (b) the consummation and performance of the Transactions.

     12.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by fax) to the address or fax number set forth beneath the name of such party below (or to such other address or fax number as such party shall have specified in a written notice given to the other parties hereto):

                  if to Seller:

                           Alliance Pharmaceutical Corp.
                           3040 Science Park Road
                           San Diego, CA 92121
                           Attention:  Legal Department
                           Facsimile:  (858) 410-5343

                  WITH A COPY TO:

                           Pillsbury, Madison & Sutro LLP
                           101 West Broadway, Suite 1800
                           San Diego, CA  92101-8219
                           Attention:  John M. Dunn, Esq.
                           Facsimile: (619) 236-1995

                  if to Purchaser:

                           Inhale Therapeutic Systems
                           150 Industrial Way
                           San Carlos, CA  94070
                           Attention:  General Counsel
                           Facsimile: (650) 631-3190



                                      27.

                  WITH A COPY TO:

                           Cooley Godward LLP
                           Five Palo Alto Square
                           3000 El Camino Real
                           Palo Alto, CA  94306
                           Attention: Robert L. Jones, Esq.
                           Facsimile:  (650) 857-0663


     12.6 PUBLICITY. On and at all times after the Closing Date, except for any press release or publicity approved in advance in writing by Purchaser and Seller, no press release or other publicity concerning any of the Transactions shall be issued or otherwise disseminated by or on behalf of Seller or Purchaser or any of their Representatives. Seller and Purchaser shall continue to keep the existence and terms of this Agreement, the other Transactional Agreements, and any non-public document or other information in their possession strictly confidential; provided, that either party may (i) disclose the terms of this Agreement insofar as required to comply with applicable securities laws, provided that in the case of such securities disclosures each party notifies the other reasonably in advance of such disclosure and cooperates to minimize the scope and content of such disclosure, and (iii) disclose the terms of the Agreement in confidence to each party's professional advisors, acquirers, or merger candidates.

     12.7 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

     12.8 HEADINGS. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     12.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     12.10 GOVERNING LAW; DISPUTE RESOLUTION.

          (a) GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

          (b) ARBITRATION. Any dispute, controversy or claim initiated by either Purchaser or Seller arising out of, resulting from or relating to this Agreement, or the performance by either party of its obligations under this Agreement (other than bona fide third party actions or Proceedings filed or instituted in an action or Proceeding by a Third Party against Purchaser or Seller, shall be finally resolved by binding arbitration. Whenever Purchaser or Seller shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other. Either party may, notwithstanding this Agreement, seek from any judicial authority pre-award interim, provisional or conservatory relief that may be necessary to protect the rights of that party pending the arbitrator's determination of the merits of the controversy. Discovery in any arbitration proceeding under this Section 12.10 shall be permitted as set forth in the



                                      28.

Federal Rules of Civil Procedure with respect to the performance by the parties of their obligations under this Agreement and such other matters as the arbitrator may determine (it being the intent of the parties that full discovery occur with respect to the salient facts). The parties shall apply the Rules of Federal Evidence to the hearing. Any such arbitration shall be conducted under the Comprehensive Rules for Commercial, Real Estate and Construction Cases of the Judicial Arbitration & Mediation Services by a single arbitrator chosen by mutual consent of Purchaser and Seller. Should the Purchaser and Seller fail to agree on the selection of an arbitrator, Purchaser and Seller shall each appoint one arbitrator and the two arbitrators shall agree upon a neutral third arbitrator to serve as the sole arbitrator. Any such arbitration shall be held in San Carlos if initiated by Seller, and in San Diego if initiated by Purchaser. The arbitrator shall render his or her decision within thirty (30) days of the completion of the arbitration. The arbitrator shall have the authority to allocate between the parties the costs of arbitration in such equitable manner as he or she determines. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute or other manner in question would be barred by the applicable statute of limitations or the provisions of this Agreement. The parties hereby waive their right to a jury trial in connection with any matter submitted for resolution by arbitration hereunder, except as provided in the last sentence hereof. Notwithstanding the foregoing, disputes regarding the validity, scope or enforceability of patents shall be submitted to a court of competent jurisdiction in the country where such patent has issued.

     12.11 SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise expressly provided under this Agreement neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred (whether voluntarily, by operation of law or otherwise), without the prior express written consent of the other party; provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger, consolidation, change in control or similar transaction, and further, provided, in no event shall Inhale assign its rights under this Agreement to an entity that has fewer than two hundred (200) employees without Alliance's prior written consent, not to be unreasonably withheld. Notwithstanding the foregoing, Inhale may only assign its rights and obligations under this Agreement to a third party in conjunction with an assignment of the Product Development Rights Agreement. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment or transfer in violation of this Section 12.11 shall be void.

     12.12 WAIVER.

          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.



                                      29.

          (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     12.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Purchaser and the Agent.

     12.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstance other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     12.15 PARTIES IN INTEREST. Except for the provisions of Section 9 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     12.16 INDEPENDENT CONTRACTORS. The parties hereto are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint venturer. Both parties agree that they shall neither have the power or right to bind or obligate the other, nor shall either hold itself out as having such authority.

     12.17 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.



                                      30.

     12.18 CONSTRUCTION.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     The parties hereto have caused this Agreement to be executed and delivered as of October 4, 1999.

"PURCHASER":               INHALE THERAPEUTIC SYSTEMS, INC.


                           By:  /s/ Brigid A. Makes
                              --------------------------------------------------
                           Name: Brigid A. Makes
                                 -----------------------------------------------
                           Title: Vice President & Chief Financial Officer
                                  ----------------------------------------------



"SELLER":                  ALLIANCE PHARMACEUTICAL CORP.


                           By:  /s/ Hal W. DeLong
                              --------------------------------------------------
                           Name: Hal W. Delong
                                 -----------------------------------------------
                           Title: Executive Vice President, Business Development
                                  ----------------------------------------------



                                      31.

                                    EXHIBITS

Exhibit A:        Certain Definitions

Exhibit B:        License Agreement [Alliance to Inhale]

Exhibit C:        License Agreement [Inhale to Alliance]

Exhibit D:        Employees

Exhibit E:        Allocation of Purchase Price

Exhibit F:        Product Development Rights Agreement

Exhibit G:        Escrow Agreement

Exhibit H:        Security Agreement

Exhibit I:        Form of Opinion of Seller's Counsel

Exhibit J:        Form of Opinion of Purchaser's Counsel



                                      32.

                                    EXHIBIT A
                               CERTAIN DEFINITIONS


            For purposes of the Agreement (including this Exhibit B):

         AFFILIATE. "Affiliate" shall mean and include any officer or director of Purchaser or Seller or any Person which controls, is controlled by, or is under common control with Purchaser or Seller;

         AGREEMENT. "Agreement" shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including without limitation the Disclosure Schedule and any other exhibits, schedules or attachments thereto), as it may be amended from time to time.

         BEST EFFORTS. "Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible; PROVIDED, HOWEVER, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits of such Person under this Agreement.

         BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been any material inaccuracy in or breach of, or any material failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

         CLAIMS. "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature.

         CLOSING. "Closing" shall have the meaning specified in Section 1.13 of the Agreement.

         CLOSING CERTIFICATE. "Closing Certificate" shall mean the certificate executed upon the Closing for the purpose of evidencing the transaction.

         CLOSING DATE. "Closing Date" shall have the meaning specified in
Section 1.13 of the Agreement.

         CONFIDENTIAL INFORMATION. Shall mean, with respect to a party, all information of any kind whatsoever, and all tangible and intangible embodiments thereof of any kind whatsoever, which is disclosed by such party to the other party and is marked, identified as or otherwise acknowledged to be confidential at the time of disclosure to the other party. Notwithstanding the foregoing, Confidential Information of a party shall not include information which the other party can establish by written documentation (a) to have been publicly known prior to disclosure to such information by the disclosing party to the other party, (b) to have become publicly known, without fault on the part of the other party, subsequent to disclosure of such information by the disclosing party to the other party, (c) to have been received by the other party at any time from a source, other than the disclosing party, rightfully having possession of and the right to


                                       1.

disclose such information, (d) to have been otherwise known by the other party prior to disclosure of such information by the disclosing party to the other party, or (e) to have been independently developed by persons on behalf of the other party without access to or use of such information disclosed by the disclosing party to the other party. For purposes of this Agreement, the Purchased Assets shall constitute Confidential Information of Inhale subject to the provisions of clauses (a) and (b) of the immediately preceding sentence.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, supply agreement, sourcing agreement, warranty, deed, assignment, power of attorney, certificate, purchase order, sales order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         DAMAGES. "Damages" shall include any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any reasonable legal fee, expert fee, accounting fee or advisory fee), cost (including any reasonable cost of investigation), reasonable related third party expenses or consequential damages (but not lost profits on sales of products).

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Purchaser on behalf of Seller, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, mortgage, security interest, encumbrance, equitable interest, preference, right of possession, lease, tenancy, license, proxy, covenant, Order, option, right of first refusal or preemptive right.

         ENTITY. "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ESCROW AGENT. "Escrow Agent" shall have the meaning set forth in
Section 1.11.

         EXCLUDED TRANSACTION. "Excluded Transaction" shall have the meaning set forth in Section 1.8 of the Agreement.

         EXPIRATION DATE. "Expiration Date" shall have the meaning set forth in
Section 9.1(a) of the Agreement.

         FDA. "FDA" shall mean the United States Food & Drug Administration and, where appropriate, shall also mean any corresponding regulatory agency in any other country.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:


                                       2.

                  (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

                  (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any:

                  (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         INHALE FIELD. "Inhale Field" shall mean uses of perforated microstructures within the respiratory tract, including without limitation the nasal passage; provided, however, the Inhale Field shall not include the use of perforated microstructures in connection with the direct intratracheal or direct pulmonary administration (e.g., via bronchoscope or endotracheal tube) of fluorochemicals or other liquids. For clarity, the Inhale Field includes the administration of perforated microstructures containing compounds by means of metered dose inhaler, dry powder inhaler, nasal spray, or by nebulization of perforated microstructures formulated with fluorochemicals as suspending agents, provided that the quantities of fluorochemicals so included in such formulation for nebulization do not exceed that which is commercially reasonably necessary to provide effective delivery of the active agent. It is presently anticipated that the quantities of fluorochemicals to be used for nebulization of an active agent by or on behalf of Purchaser will not exceed * ** *** ****.

         KNOW-HOW. "Know-How" shall mean any knowledge, data, information which is not generally known and is reasonably necessary or useful to make, use, sell or otherwise utilize the Purchased Assets as of the Closing Date, excluding any patent rights and the Licensed Know-How.

         KNOWLEDGE. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. An Entity shall be deemed to have "Knowledge" of a particular fact or other matter if any officer of such entity has Knowledge of such fact or other matter.


                                       3.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LICENSED KNOW-HOW. "Licensed Know-How" shall have the meaning set forth in the License Agreement attached hereto as Exhibit B.

         LICENSED PATENT RIGHTS. "Licensed Patent Rights" shall have the meaning set forth in the License Agreement attached hereto as Exhibit B.

         LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         MAJOR COUNTRY. "Major Country" shall mean any of the following countries: the United States, the United Kingdom, Japan, Italy, Germany, France, and Spain.

         NDA. "NDA" shall mean a New Drug Application filed or other regulatory filings made pursuant to the requirements of the FDA for approval to market a Product, as well as equivalent submissions to the appropriate authorities in other countries.

         NET ROYALTIES. "Net Royalties" shall mean the royalty income received by Purchaser or its Affiliates from Partners in connection with the sale of Products minus any royalty amounts owed by Purchaser to third parties for the sale of Products or other direct costs incurred by Purchaser as a result of such sales.

         NET SALES. "Net Sales" shall mean, with respect to any Product, the invoiced sales price of such Product billed to independent customers who are not Affiliates, less to the extent included in the invoiced sales price, (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such independent customers for spoiled, damaged, out-dated, rejected or returned Product; (b) actual freight and insurance costs incurred in transporting such Product in final form to such customers; (c) cash, quantity and trade discounts; and (d) sales, use, value-added and other taxes or governmental charges incurred in connection with the exportation or importation of such Product in final form. If Purchaser has defined Net Sales in a different manner in its agreement with a Partner, then any payments due to Seller pursuant to Section 1.7 on payments received by Purchaser from such Partner shall be calculated using a Net Sales definition provided in Purchaser's agreement with such Partner, provided that such definition is substantially similar to the foregoing definition.

         ORDER.  "Order" shall mean any:

                  (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or


                                       4.

may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

                  (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Proceeding.

         ORDINARY COURSE OF BUSINESS. An action taken by or on behalf of an Entity shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                  (a) such action is recurring in nature, is consistent with an Entity's past practices and is taken in the ordinary course of such Entity's normal day-to-day operations;

                  (b) such action is taken in accordance with sound and prudent business practices; and

                  (c) such action is not required by applicable law or governing documents to be authorized by an Entity's stockholders, members, board of directors or similar body, or committee of such Entity's board of directors or similar body and does not require any other separate or special authorization of any nature.

         PARTNER. "Partner" shall have the meaning set forth in Section 1.6.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PHASE III CLINICAL TRIAL. "Phase III Clinical Trial" shall mean one or a series of controlled pivotal studies of a specific Product by administration of such Product to human beings where the principal purpose of such trial is to provide safety and efficacy data to support an application for regulatory approval of a Product.

         PRE-CLOSING PERIOD. "Pre-Closing Period" shall mean the period from the date of the Agreement through the Closing Date.

         PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

         PRODUCT. "Product" shall mean a human pharmaceutical the making, using or selling of which (i) is then covered by a Valid Claim or (ii) which embodies or incorporates PulmoSpheres-Registered Trademark- Technology and uses, incorporates or is based on the Know-How or any Licensed Know-How.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any (a) patent, patent application, copyright (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or


                                       5.

unregistered), trademark service mark application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         PULMOSPHERES-Registered Trademark- TECHNOLOGY. "PulmoSpheres-Registered Trademark- Technology" shall mean (i) the method of manufacturing hollow and porous spray dried particles using a perfluorocarbon emulsion or other blowing agents described in the Assigned Patent Rights, and (ii) the particles manufactured by such method, both as further described in all of the Assigned Patent Rights and Purchased Proprietary Assets.

         PURCHASED ASSETS. "Purchased Assets" shall have the meaning set forth in Section 1.1 to the Agreement.

         PURCHASED PROPRIETARY ASSETS. "Purchased Proprietary Assets" shall have the meaning set forth in Section 1.1(a) of the Agreement.

         PURCHASER. "Purchaser" shall have the meaning set forth in the introductory paragraph to the Agreement.

         PURCHASER INDEMNITEES. "Purchaser Indemnitees" shall mean the following
Persons:

                  (a) Purchaser;

                  (b) Purchaser's current and future affiliates;

                  (c) The respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and

                  (d) The respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

         REPRESENTATIVES. "Representatives" shall mean officers and directors, employees, agents, attorneys, accountants, advisors and representatives.

         SECURITY AGREEMENT. "Security Agreement" shall have the meaning set forth in Section 1.2.

         SELLER. "Seller" shall have the meaning specified in the introductory paragraph of the Agreement.

         SELLER CONTRACT. "Seller Contract" shall mean any Contract:

                  (a) to which Seller is a party;

                  (b) by which Seller or any of its assets are or may become bound or under which Seller has, or may become subject to, any obligation; or

                  (c) under which Seller has or is likely to acquire any right or interest.


                                       6.

         SELLER INDEMNITEES. "Seller Indemnitees" shall mean the following
Persons:

                  (d) Seller;

                  (e) Seller's current and future affiliates;

                  (f) The respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and

                  (g) The respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

         SPECIAL MANUFACTURING INCOME. "Special Manufacturing Income" shall mean any amounts realized by Purchaser from the on-going commercial manufacture of Products in excess of **** of Purchaser's fully-allocated cost of manufacturing such Products, determined in accordance with Purchaser's customary cost accounting procedures consistently applied by Purchaser across its manufacturing operations, which procedures shall be reasonable. Special Manufacturing Income shall exclude any and all reasonable amounts received by Purchaser for the purchase of capital equipment or for lease or purchase of facilities.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax sharing agreement or similar Contract.

         THIRD PARTY. "Third Party" means any person or entity other than Purchaser, Seller or an Affiliate of either of them.

         TRANSACTIONAL AGREEMENTS. "Transactional Agreements" shall mean the Agreement and all other documents or agreements contemplated by Section 1.

         TRANSACTIONS. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements.

         VALID CLAIM. "Valid Claim" shall mean a claim in a pending patent application contained within the Assigned Patent Rights or Licensed Patent Rights, or an unexpired, issued claim contained within a patent which issued therefrom and has not been found to be unpatentable, invalid or unenforceable by a court or other authority in the subject country from which decision and appeal is taken or can be taken.


                                       7.

                                    EXHIBIT B
                                LICENSE AGREEMENT
                             FROM ALLIANCE TO INHALE



             See Exhibit 2(c) to the Form 8-K dated November 4, 1999


                                       1.

                                    EXHIBIT C
                                LICENSE AGREEMENT
                             FROM INHALE TO ALLIANCE







             See Exhibit 2(d) to the Form 8-K dated November 4, 1999


                                       1.

                                    EXHIBIT D
                                    EMPLOYEES

         *


                                       1.

                                    EXHIBIT E
                          ALLOCATION OF PURCHASE PRICE

                                        *


                                       1.

                                    EXHIBIT F
                      PRODUCT DEVELOPMENT RIGHTS AGREEMENT



             See Exhibit 2(b) to the Form 8-K dated November 4, 1999


                                       1.

                                    EXHIBIT G
                                ESCROW AGREEMENT


                                       1.

                                    EXHIBIT H
                               SECURITY AGREEMENT



                   This agreement was intentionally not used.


                                       1.

                                    EXHIBIT I
                       FORM OF OPINION OF SELLER'S COUNSEL

                                  See attached.


                                       1.

                                    EXHIBIT I

                        FORM OF SELLER'S COUNSEL OPINION

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the law of New York, and is duly qualified and in good standing to do business as a foreign corporation in California.

         2. The company has full corporate power and authority to enter into and perform its obligations under the Transaction Agreements.

         3. The Transaction Agreements have been duly authorized by all necessary corporate action on the part of the Company, and have been duly executed and delivered by the Company.

         4. The Asset Purchase Agreement and the Product Development Rights Agreement are valid and binding obligations of the Company, enforceable in accordance with their terms.

         5. Execution and delivery of the Transaction Agreements and performance by the Company of its obligations thereunder do not conflict with or violate its charter or by-laws, or any applicable law or regulation (other than ordinances and regulations of countries and political subdivisions thereof) or any order of court or arbitrator known to us.

         6. No approval, authorization or other action by any governmental authority or filing (other than filings solely for information purposes or to obtain action which is not the subject of governmental discretion) with any such authority which has not been obtained or accomplished is required in connection with the execution and delivery of the Transaction Agreements and performance by the Company of its obligations thereunder which if not obtained or made, would have a material adverse effect on the Company's performance of its obligations thereunder.


                                       2.

                                    EXHIBIT J
                     FORM OF OPINION OF PURCHASER'S COUNSEL

                                  See attached.


                                       1.

                                    EXHIBIT J

                       FORM OF PURCHASER'S COUNSEL OPINION

[Such opinion may be in standard Cooley Godward LLP form, and may contain exclusions and assumptions similar to those in the Pillsbury, Madison & Sutro form of opinion, as well as an exclusion with respect to FDA matters. The opinion in paragraph 5 as to material agreements may be given by in-house counsel for Purchaser.]

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and is duly qualified and in good standing to do business as a foreign corporation in California.

         2. The Company has full corporate power and authority to execute, deliver and perform its obligations under the Transaction Agreements, to own its property and to carry on its business in the manner currently conducted.

         3. The Transaction Agreements have been duly authorized by all necessary corporate action on the part of the Company, and have been duly executed and delivered by the Company.

         4. The Asset Purchase Agreement and the Product Development Rights Agreement are valid and binding obligations of the Company, enforceable in accordance with their terms.

         5. Execution and delivery of the Transaction Agreements and performance by the Company of its obligations thereunder do not conflict with or violate its certificate of incorporation or by-laws, or any applicable law or regulation (other than ordinances and regulations of counties or political subdivisions thereof), or any order of court or arbitrator known to us, and do not conflict with and will not constitute a material breach of the provisions of any material contract known to us by which the Company or the Purchased Assets is bound.

         6. No approval, authorization or other action by any governmental authority or filing (other than filings solely for information purposes or to obtain action which is not the subject of governmental discretion) with any such authority which has not been obtained or accomplished is required in connection with the execution and delivery of the Transaction Agreements and performance by the Company or its obligations thereunder.

         7. To our knowledge, there are not actions, suits or proceedings pending or overtly threatened against the Company before any court or administrative agency which may have the effect of preventing, delaying, making illegal or otherwise interfering with Company's obligations under the Transaction Agreements.


                                       2.

                        DISCLOSURE SCHEDULE - PART 1.1(a)

                                  PATENT RIGHTS

     1.       Engineered Particulates and Method of Use (USSN 09/219,736;
              PCT 98/20602)

     2.       Stabilized Preparations for Use in Nebulizers (USSN
              09/218,213; PCT US 98/20603)

     3. Stabilized Preparations for Use in Metered Dose Inhalers (USSN 09/218,212; PCT US 98/20615)

     4. Stabilized Bioactive Preparations and Methods of Use (USSN 09/218,209; PCT US 98/20613)

     5.       Particulate Delivery Systems and Methods of Use (PCT US
              99/06855)


                               TRADEMARKS

     1.       PulmoSpheres-Registered Trademark- US 75/372, 296

     2.       Homodispersion-TM-

                        DISCLOSURE SCHEDULE - PART 1.1(b)

                                    EQUIPMENT

                                        *


                                       2.

                        DISCLOSURE SCHEDULE - PART 1.1(c)

                             SUPPLIES AND MATERIALS

                                  See Attached

                        DISCLOSURE SCHEDULE - PART 1.1(c)
                             SUPPLIES AND MATERIALS




    *     *                                   *                      *         *          *          *         *            *




                        DISCLOSURE SCHEDULE - PART 1.1(d)

                                FILES AND RECORDS

                                        *

                                  See attached.

LABORATORY NOTEBOOKS - *


---------------------------------------- -------------------------------------- --------------------------------------
Assignee                                 Notebook Number                        Issue Date
---------------------------------------- -------------------------------------- --------------------------------------
*                                        *                                      *
---------------------------------------- -------------------------------------- --------------------------------------



                                       2.

LABORATORY NOTEBOOKS:  *


------------------------------- ---------------------------- ---------------------------- ----------------------------
Assignee                        Notebook Number              Issue Date                   Subject
------------------------------- ---------------------------- ---------------------------- ----------------------------
*                               *                            *                            *
------------------------------- ---------------------------- ---------------------------- ----------------------------







LABORATORY NOTEBOOKS:  *


------------------------------- ---------------------------- ---------------------------- ----------------------------
Assignee                        Notebook Number              Issue Date                   Subject
------------------------------- ---------------------------- ---------------------------- ----------------------------
*                               *                            *                            *
------------------------------- ---------------------------- ---------------------------- ----------------------------





                                       3.


------------------------------- ---------------------------- ---------------------------- ----------------------------
REPORT TITLE                    PRINCIPAL INVESTIGATOR       STATUS                       FILENAME(S)
------------------------------- ---------------------------- ---------------------------- ----------------------------
*                               *                            *                            *
------------------------------- ---------------------------- ---------------------------- ----------------------------




                                       4.



----------------------------------------------------------------------------------------------------------------------
LIST OF PULMOSPHERES RELATED PROJECTS 9/17/99
----------------------------------------------------------------------------------------------------------------------
*                               *                            *                            *
------------------------------- ---------------------------- ---------------------------- ----------------------------




                                       5.

                    EXPERIMENTAL BIOLOGY PULMOSPHERES STUDIES

                                        *


                                       6.

                   DISCLOSURE SCHEDULE - PART 2.2 AND PART 2.3

                         ENCUMBRANCES, OBLIGATIONS ETC.
                       EFFECTING TITLE TO PURCHASED ASSETS

         Seller has an outstanding loan with Imperial Bank which is secured by all assets of Seller. Seller will deliver a release of the security interests to Purchaser on the Effective Date.

         Seller entered into a Royalty Rights Agreement dated as of August 13, 1998 with certain preferred shareholders. The agreement provides for a royalty on the first commercial drug compound arising out of Seller's technologies (one of which could be a product containing or made using PulmoSpheres-Registered Trademark- Technology such as a Product). Subsequently, Seller entered into an Agreement to Establish Royalty dated as of August 13, 1998 with one of the preferred shareholders to establish the royalty due pursuant to the Royalty Rights Agreement. Seller shall have no obligation to make any payments due to any such preferred shareholders pursuant to such agreement.

         The purchased proprietary assets which consist of patents or patent applications are subject to potential standard prosecution and third party challenge issues with the U.S. Patent and Trademark Office and foreign equivalents. Reference is made to information filed in connection with each of the patent applications and further correspondence sent to and received from the U.S. Patent and Trademark Office and foreign equivalents.


                                       7.

                         DISCLOSURE SCHEDULE - PART 2.6

                          CONSENTS AND NONCONTRAVENTION

Imperial Bank consent & waiver of lien

Hart Scott Rodino Act waiver or approval


                                       8.

                        DISCLOSURE SCHEDULE - PART 2.9(b)



         *


                                       9.

                         DISCLOSURE SCHEDULE - PART 7.3

Imperial Bank consent or waiver

Hart-Scott Rodino Act waiver or approval


                                      10.

                         DISCLOSURE SCHEDULE - PART 8.3

Imperial Bank waiver or consent

Hart-Scott Rodino Act waiver or approval


                                      11.